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                                                                    EXHIBIT 10.6


                                 PROMISSORY NOTE
$6,000.00                                                         March __, 1994

     FOR VALUE RECEIVED, the undersigned, SKYLANDS PARK MANAGEMENT, INC., a New Jersey corporation (the "Maker"), hereby promises to pay to JOHN C. ERTMANN (the "Payee"), on November 30, 1994, or sooner as and to the extent hereinafter provided, at 2608 Hemingway Lane, Mahwah, New Jersey 07430, the sum of Six Thousand ($6,000.00) Dollars, together with accrued interest from the date hereof until the date of payment at the rate of fifteen (15%) percent per annum. Such interest shall accrue, but shall not be due and payable until the maturity of this Note or in connection with any prepayment hereunder as hereinafter provided.

     1. Optional Prepayment. The Maker shall have the right to prepay, without
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premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note. Each optional prepayment of principal pursuant to this paragraph 1 shall be accompanied by payment of all unpaid accrued interest on the principal amount being prepaid.

     2. Mandatory Prepayment. In the event and to the extent that the Maker
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shall make prepayment of all or any portion of any other promissory note issued by the Maker pursuant to the offering described in that certain offering and disclosure letter of the Maker dated March 1, 1994 (this Note being one of the promissory notes issued pursuant to such offering (collectively, the "Offering Notes")), then the Maker shall be required to prepay an equal proportionate amount of this Note, such that all of the Offering Notes shall be prepaid in the same proportion. Each prepayment under this paragraph 2 shall be deemed to consist of principal and accrued interest on the principal amount prepaid, and the total amount of the prepayment shall be allocated accordingly.

     3. Events of Default. The following are Events of Default hereunder:
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        (a) Any failure by the Maker to pay all or any portion of this Note when due hereunder (including, without limitation, upon maturity or if, when and to the extent required to be prepaid in accordance with paragraph 2 above); or

        (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty
(60) days after the date of the commencement thereof, (vii) has a receiver, liquidator,
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trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within sixty (60) days thereafter, or
(viii) takes any action in furtherance of any of the foregoing; or

     (c) If any portion of the loan represented by this Note is utilized other than for purposes of making payments to persons providing labor and/or materials in the construction of Skylands Park and Recreation Center (a project in development by the Maker); or

     (d) The liquidation, dissolution or permanent cessation of all business operations of the Maker.

     4. Remedies on Default. If any Event of Default shall occur and be
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continuing, the Payee shall have the right, in addition to any and all other rights and remedies, to declare the entire unpaid balance of this Note and all unpaid accrued interest hereunder to be immediately due and payable. Following any such acceleration, interest hereunder shall continue to accrue at the rate provided herein, until this Note has been paid or discharged in full.

     5. Certain Waivers. The Maker hereby waives diligence, demand, presentment
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for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

     6. Amendments. This Note may not be changed orally, but only by an
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agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     7. Governing Law; Consent to Jurisdiction. This Note shall be deemed to be
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a contract made under the laws of the State of New Jersey and shall be governed by, and construed in accordance with, the laws of the State of New Jersey. The Maker hereby consents to the jurisdiction of all courts (state and federal) sitting in the State of New Jersey in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note.

     8. Collection Costs. In the event that this Note shall not be paid when due
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and payable (whether upon maturity, by acceleration or otherwise), the Maker shall further be liable for and shall pay to the Payee all reasonable collection costs and expenses incurred by the Payee, including reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note on and as of the date first set forth above.

                                             SKYLANDS PARK MANAGEMENT, INC.


                                             By:_______________________________
                                                                         (Title)